UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2008

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA  02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On August 5, 2008, Dyax Corp. entered into a Loan Agreement (the “Loan Agreement”) with Cowen Healthcare Royalty Partners, L.P. (“Cowen Healthcare”).  The Loan Agreement provided for a loan by Cowen Healthcare of $50 million (the “Loan”), which was funded on the date of the Loan Agreement.

                The Loan amortizes quarterly on October 15, January 15, April 15 and July 15 (each an “Interest Payment Date”) of each year, beginning on October 15, 2008 and bears interest at a rate of 16.0% per annum payable quarterly.  On each Interest Payment Date, Dyax will repay the portion of principal amount of the Loan equal to the Applicable Included Receipts (as defined below) for the prior fiscal quarter less any portion of the Applicable Included Receipts used to pay cash interest on the Loan.  The balance of the outstanding principal amount of the Loan, together with any accrued and unpaid interest, will be due on August 5, 2016 (the “Maturity Date”).

                The “Applicable Included Receipts” will be determined as follows:  (i) prior to June 30, 2013, the sum of (a) 75.0% of the first $10 million in annual net royalties, milestones and license fees received by Dyax under its phage display Licensing and Funded Research Program, or LFRP (the “Included Receipts”), (b) 50.0% of annual Included Receipts greater than $10 million and up to and including $15 million, and (c) 0.0% of annual Included Receipts greater than $15 million and (ii) after June 30, 2013, 75.0% of all Included Receipts until the earlier of the Maturity Date or the complete repayment of the Loan.  If the Applicable Included Receipts for any quarterly period are insufficient to cover the cash interest due for that period (such deficiency, the “Deficiency Amount”), then the Deficiency Amount shall be paid in kind and deemed additional principal outstanding under the Loan.  At its sole option, Dyax may pay the Deficiency Amount out of other funds.

                Dyax may prepay the Loan in whole or in part at any time after August 5, 2011.  In the event of a change of control, a merger or a  sale of all or substantially all of Dyax’s assets, any or all of the Loan (at the option of Cowen Healthcare) shall be due and payable; provided that if such a transaction occurs prior to August 5, 2011, then such prepayment shall be accompanied by a prepayment premium equal to the aggregate amount of all required interest payments due on the Loan (or the applicable portion) through August 5, 2011 less all interest paid in cash through the date of prepayment (the “Prepayment Premium”).

Pursuant to the terms of the Loan Agreement, Dyax has entered into a security agreement granting Cowen Healthcare a security interest in substantially all of the assets related to the LFRP (the “Collateral”).  The Collateral does not include rights to Dyax’s current or future internal drug development or co-development programs.  In addition to providing collateral, the Loan is full recourse to Dyax.  Under the terms of the Loan Agreement, Dyax may sell or otherwise transfer Collateral generating cash proceeds of up to $25 million (“Permitted Collateralizations”).  Twenty percent of the cash proceeds of any Permitted Collateralization will be applied to amortize principal on the Loan plus any applicable Prepayment Premium.  An additional 5.0% of the proceeds of such Permitted Collateralization will be paid to Cowen Healthcare as a cash premium.

The Loan Agreement provides that each of the following is an event of default (“Event of Default”):  (a) default in payment of any principal or interest under the Loan; (b)  any representation or warranty of Dyax in the Loan Agreement proves not to be true and correct when made and the failure of such statement, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (as defined in the Loan Agreement); (c) default by Dyax in the observance or performance of any other covenant in the Loan Agreement that continues for 30 days after written notice from Cowen Healthcare and the failure could reasonably be expected to result in a Material Adverse Effect; (d) default by Dyax to perform or observe its covenants or agreements with respect to maintenance of its existence, preservation of the intellectual property related to the LFRP; (e) default by Dyax under outstanding Indebtedness (as defined in the Loan Agreement) in excess of $2 million that results in the acceleration of the maturity of such Indebtedness; (f) sale or other disposition of the LFRP Intellectual Property (as defined in the Loan Agreement) or any Included Receipts by Dyax except for Permitted Collateralizations; (g) commencement of dissolution or bankruptcy proceedings by Dyax; (h) in connection with certain failures to perform the LFRP; and (i) if the security interest in the Collateral ceases to be in full force and effect.  If an Event of Default occurs, Cowen Healthcare can declare the Loan, all interest thereon and all other amounts payable under the Loan Agreement immediately due and payable.

                In conjunction with the entry into the Loan Agreement, Dyax entered into a Warrant Agreement with Cowen Healthcare on August 5, 2008 and issued to Cowen Healthcare warrants to purchase 250,000 shares of Dyax common stock at an exercise price of $5.50 per share (the “Warrants”), representing a 50% premium over the average closing prices of Dyax’s common stock for the 30 consecutive trading days immediately preceding the closing date.  The Warrants may not be exercised (other than in connection with certain changes of control) until August 5, 2009 and expire on August 5, 2016, and contain standard structural anti-dilution provisions.

                The Warrants were issued by Dyax in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof.  Cowen Healthcare has represented to Dyax in the Warrant Agreement that it is acquiring the Warrants and, if and when exercised, the shares of common stock issuable upon exercise of the Warrants for investment and not for distribution.

Item 1.02.              Termination of a Material Definitive Agreement.

                On August 5, 2008, Dyax Corp. used a portion of the proceeds from the Loan Agreement to repurchase the royalty interest held by Paul Royalty Fund Holdings II, LP (“Paul Royalty”) pursuant to the Royalty Interest Assignment Agreement between Paul Royalty and Dyax dated August 23, 2006 (the “Assignment Agreement”).  The Assignment Agreement was terminated in accordance with its terms by the payment to Paul Royalty of approximately $35 million, which payment represented one hundred and seventy-five percent of the payment made to Dyax by Paul Royalty under the Assignment Agreement less all royalty payments previously paid by Dyax to Paul Royalty.  Dyax exercised its option to repurchase the royalty interest prior to August 23, 2008, after which time the repurchase price under the Royalty Interest Assignment Agreement would have increased to two hundred percent of the payment made to Dyax by Paul Royalty.

In conjunction with the termination, all security interests and liens in favor of Paul Royalty in any property of Dyax securing payment or performance under the Assignment Agreement were automatically and fully released and terminated.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

                The information set forth under Item 1.01 of this current report on Form 8-K regarding the Loan Agreement is hereby incorporated by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

                The information set froth under Item 1.01 of this current report on Form 8-K regarding the Warrant Agreement and the issuance of the Warrants is hereby incorporated by reference.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	August 5, 2008	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
Executive Vice President of Administration
and General Counsel